REGISTRATION NO. 333-
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                  FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                            THE MEAD CORPORATION
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Ohio                                   31-0535759
  (State or other jurisdiction of              (I.R.S. Employer
  Incorporation or organization)               Identification No.)
                         Mead World Headquarters
                        Courthouse Plaza Northeast
                            Dayton, Ohio 45463
                               937-495-6323
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          David L. Santez, Esq.
                           Assistant Secretary
                           The Mead Corporation
                              Mead World Headquarters
                        Courthouse Plaza Northeast
                            Dayton, Ohio 45463
                               937-495-6323
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 Copy to:
                         Vincent J. Pisano, Esq.
                 Skadden, Arps, Slate, Meagher & Flom LLP
                            919 Third Avenue
                       New York, New York  10022

                           Robert W. Reeder, Esq.
                            Sullivan & Cromwell
                              125 Broad Street
                         New York, New York  10004

    Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions and other factors.

        IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. ( )

        IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. (X)

        IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. ( )

        IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME
    OFFERING.  ( )

        IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. ( )

                     CALCULATION OF REGISTRATION FEE:

                                   Proposed
                                    Maximum                     Amount of
Title of each Class   Amount to   Aggregate   Proposed Maximum  Registra-
  of Securities          Be         Price         Aggregate       tion
 to be Registered    Registered  Per Unit(2)  Offering Price(3)   Fee

Debt Securities    $550,000,000(1)   100%      $550,000,000     $166,667

    (1) If any Debt Securities are issued (i) with a principal amount denomi-nated in a foreign currency or currency units, such principal amount as shall result in an aggregate initial offering price that is the equiva-lent of $550,000,000 at the time of initial offering, or (ii) at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $550,000,000.
    (2)  Estimated solely for the purpose of calculating the registration fee.
    (3) Pursuant to Rule 429, this Registration Statement also relates to an aggregate of $300,000,000 principal amount of debt securities included in Registration Statement Nos. 33-51337 and 33-43994 as to which a filing fee of $100,216 previously has been paid.

                          ---------------------------
        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGIS-TRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
    SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATE-MENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                       STATEMENT PURSUANT TO RULE 429

        The prospectus contained in this Registration Statement is a combined prospectus which also covers $300,000,000 aggregate principal amount of Debt Securities previously registered under Registration Statements Nos. 33-51337 and 33-43994 and not issued. In the event any such previously registered debt securities are offered prior to the effective date of this Registration Statement, they will not be included in the prospectus contained in this Registration Statement.


[FLAG]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



               SUBJECT TO COMPLETION-DATED NOVEMBER 14, 1996

                                $850,000,000

                            THE MEAD CORPORATION

                              DEBT SECURITIES
                            --------------------
          The Mead Corporation (the "Company") may from time to time offer up to $850,000,000 aggregate initial offering price (or the foreign currency equivalent thereof) of its unsecured debentures, notes or other evidences of indebtedness ("Securities"). The Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. The accompanying prospectus supplement or supplements (each, a "Prospectus Supple-ment") set forth specifically with regard to the series of these Securities with respect to which this Prospectus is being deliv-ered: (i) the aggregate principal amount of Securities offered;
     (ii) the rate and time of payment of interest, if any, (iii) authorized denominations; (iv) the maturity; (v) the public offering price; (vi) any terms for redemption at the option of the Company or the holder; (vii) any currency or composite currency, if other than United States dollars, in which the Securities are denominated or in which interest thereon is payable; (viii) whether the Securities being offered will be issued in registered form without coupons, in bearer form with coupons attached or in the form of one or more global securities;
     (ix) any index used to determine the amounts of payments of principal and any premium or interest; (x) the underwriter, underwriters or agents, if any, for the Securities being offered, the principal amounts, if any, to be purchased by the underwrit-er, underwriters or agents, their compensation and the resulting net proceeds to the Company; (xi) the designation of the Trustee acting under the applicable Indenture; and (xii) any other terms in connection with the offering and sale of the Securities.

          The Company may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents. See "Plan of Distribution."
                           ----------------------
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
     ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.
                           ----------------------
           The date of this Prospectus is                 , 1996.


          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION
     OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN ANY PROSPECTUS SUPPLEMENT OR THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTA-TIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITA-TION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ACCOMPANYING PROSPECTUS SUPPLEMENT, NOR ANY SALE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES THEREOF.

                           AVAILABLE INFORMATION

          The Company has filed with the Securities and Exchange Commission (the "Commission") Registration Statements under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the Securities offered hereby. This Prospectus does not contain all the information set forth in the Registration State-ments, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is hereby made to such Registration Statements, includ-ing the exhibits filed as part thereof.

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. The Registration Statements (with exhibits) as well as such reports, proxy and information statements and other information can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048; and North-western Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information. The Company's common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. Such reports, proxy and information statements and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois; and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California.

                    DOCUMENTS INCORPORATED BY REFERENCE

          The Company's Annual Report on Form 10-K with respect to the Company's fiscal year ended December 31, 1995, as amended, the Company's Quarterly Reports on Form 10-Q with respect to the quarterly periods ended March 31, 1996, June 30, 1996 and Septem-ber 29, 1996 and the Company's Current Reports on Form 8-K filed October 11, 1996, November 5, 1996 and November 13, 1996, each as filed pursuant to Section 13 or 15(d) of the Exchange Act, are incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorpo-rated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN). WRITTEN OR TELEPHONE REQUESTS SHOULD BE DIRECTED TO DAVID L. SANTEZ, ASSISTANT SECRETARY, THE MEAD CORPORATION, COURTHOUSE PLAZA NORTHEAST, DAYTON, OHIO 45463, (937) 495-6323.

                                THE COMPANY

          The Company manufactures and sells paper, pulp, paperboard, lumber and other wood products. The Company also manufactures and distributes school and office supplies, distributes paper and other industrial supplies.

          The Company was incorporated in 1930 under the laws of the State of Ohio as the outgrowth of a paper manufacturing business founded in 1846, and has its principal executive offices at Mead World Headquarters, Courthouse Plaza Northeast, Dayton, Ohio 45463, telephone (937) 495-6323. Except as otherwise indicated by the context, the terms "Company" or "Mead" as used herein refer to The Mead Corporation and its subsidiaries.

                              USE OF PROCEEDS

          Except as otherwise set forth in a Prospectus Supplement, the net proceeds to be received by the Company from the sale of the Securities will be added to working capital and will be available for general corporate purposes, which may include repayment of indebtedness. Pending such application, a portion of the net proceeds may be invested in marketable securities.

                         DESCRIPTION OF SECURITIES

          The Securities offered hereby will be issued under one or more separate indentures entered into, or to be entered into, between the Company and a trustee to be selected by the Company, which shall be any of Bankers Trust Company, The First National Bank of Chicago or such other trustee designated by the Company and set forth in the appropriate Prospectus Supplement. The Company has issued $411,000,000 aggregate principal amount of Securities (of which $86,000,000 aggregate principal amount is outstanding as of the date of this Prospectus) under an Inden-ture, dated as of July 15, 1982, as amended and supplemented, between the Company and Bankers Trust Company, and may issue additional Securities under such indenture in the future. The Company has issued $300,000,000 aggregate principal amount of Securities (all of which are outstanding as of the date of this Prospectus) under an Indenture dated as of February 1, 1993 between the Company and The First National Bank of Chicago, and may issue additional Securities under such indenture in the future. Each of the indentures referred to above has substan-tially identical terms and is referred to herein as the "Inden-ture," and each of Bankers Trust Company, The First National Bank of Chicago and any other trustee designated by the Company is referred to herein as the "Trustee." The Trustee selected for a particular series of Securities will be set forth in the appro-priate Prospectus Supplement.

          The Securities will be issued in registered form without coupons ("Registered Securities"), in bearer form with coupons attached ("Bearer Securities") or in the form of one or more temporary or permanent global securities ("Global Securities"). The Securities will be direct obligations of the Company, but will not be secured by any mortgage, pledge or other lien. Except as otherwise indicated herein, all references in this section to the "Company" refer only to The Mead Corporation and not to its subsidiaries.

          The Indenture provides that additional series of notes, debentures or other evidences of indebtedness may be issued thereunder without limitation as to aggregate principal amount.

     GENERAL

          Reference is made to the Prospectus Supplement for the following terms of the series of the Securities being offered thereby: (i) the aggregate principal amount of Securities of-fered; (ii) the rate, time and place of payment of interest, if any; (iii) authorized denominations; (iv) the maturity; (v) the public offering price; (vi) any currency or composite currency, if other than United States dollars, in which the Securities are denominated or in which principal, interest and premium, if any, thereon is payable; (vii) whether the Securities will be issued as Registered Securities, Bearer Securities or both; (viii) whether such Securities are to be issued in whole or in part in the form of one or more Global Securities, and, if so, the identity of the Depositary for such Global Securities; (ix) if a temporary Global Security is to be issued with respect to Securi-ties issuable as Bearer Securities, whether any interest thereon payable on an interest payment date prior to the issuance of definitive Bearer Securities will be paid to any clearing associ-ation holding such Global Security and the terms and conditions upon which such interest will be credited to the accounts of the persons entitled thereto on such interest payment date, if other than as specified herein; (x) if a temporary Global Security is to be issued with respect to Securities issuable as Bearer Securities, the terms upon which interests in any temporary Global Security may be exchanged for interests in a permanent Global Security or definitive Securities; (xi) any special provisions for the payment of additional amounts with respect to such Securities; (xii) any index used to determine the amounts of payments of principal and any premium or interest; (xiii) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Securities may be redeemed, in whole or in part, at the option of the Company;
     (xiv) the obligation, if any, of the Company to redeem or pur-chase any of such Securities pursuant to any sinking fund or analogous provision or at the option of the holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (xv) if other than the entire principal amount thereof, the portion of the principal amount of any of such Securities which will be payable upon declaration of acceleration of the Maturity thereof; (xvi) if the principal amount payable at the Stated Maturity of any of such Securities will not be deter-minable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be outstand-ing as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (xvii) if applicable, that such Securities, in whole or any specified part, are defeasible pursuant to the provisions described under "Defeasance and Covenant Defeasance"; (xviii) the underwriter, underwriters or agents, if any, for the Securities being offered, the principal amounts, if any, to be purchased by the underwrit-er, underwriters or agents, their compensation and the resulting net proceeds to the Company; (xix) the Trustee under the Inden-ture pursuant to which the Securities offered hereby are to be issued; (xx) the deferral of interest payments through the extension of the interest payment period, if any, for the Securi-ties being offered; and (xxi) any other terms in connection with the offering and sale of the Securities.

          The Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

          The statements under this heading are summaries of certain provisions of the Indenture, a copy of which has been filed with the Commission. References in parentheses are to sections of the Indenture. Whenever particular provisions of the Indenture or terms defined therein are referred to, such provisions or defini-tions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

          Unless the Prospectus Supplement relating thereto specifies otherwise, Registered Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multi-ple thereof and Bearer Securities denominated in U.S. dollars will be issued only in the denomination of $5,000. One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Out-standing Securities of the series to be represented by such Global Security or Securities. The Prospectus Supplement relat-ing to a series of Securities denominated in a foreign or compos-ite currency will specify the denomination thereof. Unless otherwise set forth in a Prospectus Supplement, principal, premium and interest, if any, will be payable, and the Securities will be transferable (in the case of Registered Securities) and exchangeable without service charge at the Corporate Trust Office of the Trustee. Bearer Securities will be transferable by delivery.

          At the option of the holder upon request confirmed in writing, and subject to the terms of the Indenture, Bearer Securities (with all unmatured coupons, except as provided below) of any series will be exchangeable into an equal aggregate principal amount of Registered Securities (if the Securities of such series are issuable as Registered Securities), but no Bearer Security will be delivered in or to the United States, and Registered Securities of any series (other than a Global Securi-ty, except as set forth below) will be exchangeable into an equal aggregate principal amount of Registered Securities of the same series (with the same interest rate and maturity date) of differ-ent authorized denominations. If a holder surrenders Bearer Securities in exchange for Registered Securities between a Regular Record Date or a Special Record Date, and the relevant Interest Payment Date, such holder will not be required to surrender the coupon relating to such Interest Payment Date. Except as provided in a Prospectus Supplement, Registered Securi-ties may not be exchanged for Bearer Securities. (Section 305)

          Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof or may have payments denominated in or determined by reference to a currency other than United States dollars. If Securities of either type are offered, the special federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof pursuant to an Event of Default and the continuation thereof.

          Unless otherwise indicated in a Prospectus Supplement, the covenants contained in the Indenture and the Securities would not necessarily afford holders of the Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders.

     GLOBAL SECURITIES

          The Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be depos-ited with or on behalf of a depositary located in the United States (a "U.S. Depositary") or a Common Depositary located outside the United States (a "Common Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

          The specific terms of the depositary arrangement with respect to any Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

          Book-Entry Securities. Unless otherwise specified in an applicable Prospectus Supplement, Securities which are to be represented by a Global Security to be deposited with or on behalf of a U.S. Depositary will be represented by a Global Security registered in the name of such depositary or its nomi-nee. Upon issuance of a Global Security in registered form, the U.S. Depositary of such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Global Security to the accounts of institutions that have accounts with such deposi-tary or its nominee ("participants"). The accounts to be credit-ed shall be designated by the underwriters or agents of such Securities or by the Company, if such Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the U.S. Depositary (with respect to participants' interests) or its nominee for such Global Security or by participants or persons that hold through participants. The laws of some juris-dictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

          So long as the U.S. Depositary for a Global Security in registered form, or its nominee, is the registered owner of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities of such series in defini-tive form and will not be considered the owners or holders thereof under the Indenture.

          Principal, premium, if any, and interest payments on Global Securities registered in the name of or held by a U.S. Depositary or its nominee will be made to the U.S. Depositary or its nomi-nee, as the case may be, as the registered owner or the holder of the Global Security representing such Securities. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          The Company expects that the U.S. Depositary for Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

          Unless and until it is exchanged in whole or in part for Securities in definitive form in accordance with the Indenture and the terms of the Securities, a Global Security may not be transferred except as a whole by the U.S. Depositary for such Global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a succes-sor of such depositary or a nominee of such successor. If a U.S. Depositary for Securities in registered form is at any time unwilling or unable to continue as depositary or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by the Company within ninety days, the Company will issue Securities in definitive registered form in exchange for the Global Security or Securities representing such Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Securities in registered form represented by one or more Global Securities and, in such event, will issue Securities in definitive registered form in exchange for all Global Securi-ties representing such Securities. Further, if an event of default, or an event which, with the giving of notice or lapse of time, or both, would constitute an event of default, under the Indenture occurs and is continuing with respect to the Securities of a series, the U.S. Depositary may exchange a Global Security representing Securities of such series for Securities of such series in definitive registered form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Securities registered in its name.

          Bearer Securities. Unless otherwise specified in an appli-cable Prospectus Supplement, all Bearer Securities of a series will initially be issued in the form of a single temporary Global Security, to be deposited with a Common Depositary in London for First Trust of New York, N.A., as successor to Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear Operator") or Cedel Bank, Societe Anonyme ("CEDEL") for credit to the designated accounts. Follow-ing the availability of a permanent Global Security or definitive forms of Bearer Securities and subject to any further limitations described in the applicable Prospectus Supplement, interests in a temporary Global Security will be exchanged for definitive Bearer Securities or for interests in a permanent Global Security, with or without interest coupons, having the same interest rate and Stated Maturity, but in each such case upon the receipt of written certification to the effect that such Security is owned by (i) a person that is not a U.S. person (as defined below) or
     (ii) a U.S. person that is (A) a foreign branch of a United States financial institution within the meaning of Section 1.165-12(c)(1)(v) of the United States Treasury Regulations acquiring for its own account or for resale, or (B) a U.S. person who acquired the Securities through a foreign branch of such a United States financial institution and who holds the Securities through such financial institution on the date of such certification, and in either case the financial institution has agreed to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder or (iii) is such a United States or foreign financial institution purchasing for offer to resell or for resale during the 40-day period following the date of issu-ance of a Security (the "restricted period") and such financial institution certifies that it has not acquired the Securities for purposes of resale directly or indirectly to a U.S. person or to a person within the United States. A financial institution, whether or not described in (i) or (ii) above, that purchases a Security for purposes of resale during the restricted period, may only give the certification described in (iii) above. In the case of a Security in permanent global form such certification must be given before the notation of a beneficial owner's inter-est therein in connection with the original issuance of such Security. Except as provided in the next succeeding paragraph, beneficial interests in a temporary Global Security must be exchanged for definitive Bearer Securities or for interests in a permanent Global Security before interest payments can be re-ceived. The beneficial owner of an interest in a temporary Global Security or a permanent Global Security, on or after the applicable exchange date and upon the notice specified in the Prospectus Supplement to the Trustee given through the Euroclear Operator or CEDEL, may exchange its interest for definitive Bearer Securities or definitive Registered Securities (if such series includes Registered Securities) of any authorized denomi-nation. No Bearer Security (including a Security in global form that is either a Bearer Security or exchangeable for Bearer Securities) nor any Security initially represented by a temporary Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 304)

          If so specified in an applicable Prospectus Supplement, interest in respect of any portion of a temporary Global Security payable in respect of an Interest Payment Date occurring prior to the date on which such temporary Global Security is exchangeable for definitive Securities or for interests in a permanent Global Security will be paid only upon certification as of the relevant Interest Payment Date with respect to the portion of such tempo-rary Global Security on which such interest is to be so credited to the same effect as the certification set forth in the immedi-ately preceding paragraph. A certification pursuant to the preceding sentence shall be deemed a request to exchange a beneficial interest in a temporary Global Security for a defini-tive Bearer Security or for an interest in a permanent Global Security, with or without interest coupons, having the same interest rate and Stated Maturity, as of the exchange date, and such exchange shall be made without further certification by the person entitled to such definitive Bearer Security or beneficial interest in such permanent Global Security. (Section 304)

          As used herein, "U.S. person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof and any estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions.

     PAYMENT AND PAYING AGENTS

          Payment of principal of and premium, if any, and interest on Bearer Securities (including any Securities in global form that are either Bearer Securities or exchangeable for Bearer Securi-
     ties) will be payable in the currency designated in the Prospec-tus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. Any such payment may be made, at the option of a Holder, by a check in the designated currency or by transfer to an account in the designated currency maintained by the payee with a bank located outside the United States. No payment with respect to any Bearer Security (including any Security in global form that is either a Bearer Security or exchangeable for a Bearer Security) will be made at the Corporate Trust Office of the Trustee or any other paying agency maintained by the Company in the United States nor will any such payment be made by transfer to an account, or by mail to an address, in the United States. Notwithstanding the foregoing, if the Securities are denominated and payable in U.S. dollars, payments of princi-pal of and premium, if any, and interest on Bearer Securities (including any Securities in global form that are either Bearer Securities or exchangeable for Bearer Securities) will be made in U.S. dollars at the Corporate Trust Office of the Trustee if payment of the full amount thereof at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

          Payment of principal of and premium, if any, on Registered Securities will be made in the designated currency against surrender of such Registered Securities at the Corporate Trust Office of the Trustee. Unless otherwise indicated in the Pro-spectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Security is registered at the close of business on the Regular Record Date for such interest. Unless otherwise indicat-ed in the Prospectus Supplement, payments of such interest will be made at the Corporate Trust Office of the Trustee, or by a check in the designated currency mailed to each Holder at such holder's registered address. (Sections 307 and 1001)

          The paying agents outside the United States initially appointed by the Company for a series of Securities will be named in an applicable Prospectus Supplement. The Company may termi-nate the appointment of any of the paying agents from time to time, except that the Company will maintain at least one paying agent in The City of New York for payments with respect to Registered Securities (other than Global Securities) and at least one paying agent in a city in Europe so long as any Bearer Securities are outstanding where Bearer Securities may be pre-sented for payment and may be surrendered for exchange, provided that so long as any series of Securities is listed on the London Stock Exchange or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for such series of Securities. (Section 1002)

          All moneys paid by the Company to a paying agent for the payment of principal of or premium, if any, or interest on any Security that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company upon its request and the Holder of such Security or any coupon appertaining thereto will thereafter look only to the Company for payment thereof. (Section
     1003)

     LIMITATION ON LIENS

          So long as any of the Securities remain outstanding, the Company will not, nor will it permit any Subsidiary (as defined) to, issue, assume or guarantee any debt for money borrowed (herein called "Debt") if such Debt is secured by a mortgage, pledge, security interest, lien or other encumbrance (a "mort-gage") upon any Principal Property or on any indebtedness of or equity securities of any Subsidiary or any Affiliate (as de-fined), now owned or hereafter acquired, without in any such case effectively providing that the Securities then Outstanding shall be secured equally and ratably with (or prior to) such Debt, except that the foregoing restrictions shall not apply to (i) mortgages on any property acquired, constructed or improved by the Company or any Subsidiary after the date of the Indenture which are created within 120 days after such acquisition, con-struction or improvement to secure or provide for the payment of any part of the purchase price or cost thereof, provided that such mortgages shall not apply to any property theretofore owned by the Company or any Subsidiary other than, in the case of any construction or improvement, theretofore unimproved real proper-ty; (ii) mortgages on any property acquired from a corporation which is merged with or into the Company or a Subsidiary or mortgages outstanding on property at the time it is acquired by the Company or a Subsidiary or mortgages outstanding on the property of any corporation at the time it becomes a Subsidiary;
     (iii) mortgages to secure Debt of a Subsidiary to the Company or another Subsidiary; (iv) mortgages or other restrictions relating to equity securities of an Affiliate resulting from certain agreements or arrangements between the Company or any Subsidiary and such Affiliate or other security holders thereof; (v) mort-gages incurred in connection with certain tax exempt financings; and (vi) any extension, renewal or replacement of any mortgage referred to in the foregoing clauses (i) to (v). (Section 1006) This covenant is also subject to the exceptions described below under "Exempted Indebtedness".

          The term "Principal Property" is defined to mean (i) any paperboard, paper or pulp mill or any paper converting plant or any foundry or any other manufacturing plant or facility located within the United States or Canada of the Company or any Subsid-iary except any such plant or facility which the Board of Direc-tors by resolution declares is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety and (ii) any timber or timberlands of the Company or any Subsidiary. The term "Subsidiary" is defined to mean any corporation at least a majority of the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation is at the time owned or controlled directly or indirectly by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiar-ies. (Section 101)

     LIMITATION ON SALE AND LEASE-BACK

          So long as any of the Securities remain outstanding, the Company will not, and it will not permit any Subsidiary to, enter into any sale and lease-back transaction (as defined) involving any Principal Property unless (i) the Company or such Subsidiary would be entitled to incur debt secured by a mortgage on the property to be leased without equally and ratably securing the Securities, as required by the provisions of "Limitation on Liens" above, or (ii) the Company, within 120 days, applies to the retirement of Securities or other indebtedness of the Company with a maturity in excess of one year from the date of such sale and lease-back and which ranks on a parity with the Securities an amount equal to the fair value of the property so leased. (Sec-tion 1007) This covenant is also subject to the exceptions described below under "Exempted Indebtedness".

          "Sale and leaseback transaction" is defined to mean any arrangement with any person providing for the leasing to the Company or a Subsidiary of any Principal Property for a period of more than three years, which Principal Property was owned by the Company or such Subsidiary for more than 120 days and is or has been sold or transferred to such person.

     EXEMPTED INDEBTEDNESS

          Notwithstanding the provisions described under "Limitation on Liens" and "Limitation on Sale and Lease-Back", the Company and its Subsidiaries will be allowed to issue, assume or guaran-tee Debt which would otherwise be subject to the above-mentioned "Limitation on Liens" without equally and ratably securing the Securities, or to enter into sale and lease-back transactions which would otherwise be subject to the above-described "Limita-tion on Sale and Lease-Back" without retiring the Securities or other debt, or to enter into a combination of such transactions, if at the time thereof and after giving effect thereto, the sum of the principal amount of all such debt and the Attributable Debt (as defined) arising from such sale and lease-back transac-tions does not exceed 5% of Consolidated Shareholders' Equity. (Sections 101, 1006 and 1007)

          The term "Attributable Debt" is defined to mean the total net amount of rent under each lease in respect of sale and lease-back transactions referred to above entered into after the date of the Indenture which is required to be paid during the remain-ing term of such lease or until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the total rent shall include such penalty), discounted at the weighted average of the interest rates borne by the Securities Outstanding from time to time under the Indenture.
     The term "Consolidated Shareholders' Equity" is defined to mean the sum of the consolidated shareholders' equity of the Company and its consolidated subsidiaries, as shown on the most recent audited consolidated balance sheet of the Company, plus 75% of the excess of the "appraised value" of all timberlands owned by the Company and its Subsidiaries over the book value thereof. (Section 101)

     DEFEASANCE AND COVENANT DEFEASANCE

          The Indenture provides, if such provision is made applicable to the Securities of any series, that the Company may elect either (i) to defease and be discharged from any and all obliga-tions with respect to such Securities (except for the obligations to register the transfer or exchange of such Securities, to replace temporary or mutilated, destroyed, lost or stolen Securi-ties, to maintain an office or agency in respect of the Securi-ties, to hold moneys for payment in trust or to pay any addition-al amounts pursuant to the terms of such Securities) ("defea-sance") or (ii) to be released from its obligations with respect to such Securities under certain covenants, including those described under "Limitation on Liens" and "Sale and Lease-Back" above ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U.S. Government Obligations (as defined) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay and discharge the principal of (and premium, if any) and interest on such Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. In the case of defeasance or covenant defeasance, the holders of such Securities are entitled to receive payments in respect of such Securities solely from such trust. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occur-ring after the date of the Indenture. (Article Thirteen)

          In the event the Company exercised its covenant defeasance option under Clause (ii) above with respect to any Securities and such Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments.

     CONSOLIDATION, MERGER AND SALE OF ASSETS

          The Company, without the consent of the holders of any outstanding Securities, may consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person, and may permit any Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, provided (i) that any successor Person must be a corporation organized and validly existing under the laws of any domestic jurisdiction and must assume the Company's obligations on the Securities and under the Indenture, (ii) that after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (iii) if, as a result of the transac-tion, any Principal Property of the Company would become subject to a mortgage that would not be permitted under "Limitation on Liens", the Company secures the Securities equally and ratably with (or prior to) the indebtedness secured by such mortgage and
     (iv) that certain other conditions are met.  (Section 801)

     MODIFICATION OF THE INDENTURE

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66-2/3% in principal amount of the Securities of each series affect-ed by such supplemental indenture at the time outstanding there-under, to enter into an indenture or indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Inden-ture or of modifying in any manner the rights of the holders of Securities of such series under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby, among other things, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security;
     (ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (iii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof; (iv) change any Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable; (v) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); (vi) change any obligation of the Company to pay any additional amounts pursuant to the terms of such Securities; (vii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (viii) reduce the voting or quorum requirements for meetings of holders of Securities of any series; or (ix) modify certain other provisions of the Indenture. (Section 902)

          The Indenture contains provisions for convening meetings of the holders of Securities of a series if Securities of that series are issuable in whole or in part as Bearer Securities. (Section 1401) A meeting may be called at any time by the Trustee thereunder, or upon the request of the Company or the holders of at least 10% in principal amount of the Outstanding Securities of such series, in any such case upon notice given in accordance with such Indenture. (Section 1402) Except as limited by the proviso in the preceding paragraph, any resolution pre-sented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso in the preceding paragraph, any resolution with respect to any consent or waiver that may be given by the holders of not less than 66-2/3% in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of 66-2/3% in principal amount of the Outstanding Securities of that series; and provided further that, except as limited by the proviso in the preceding paragraph, any resolution with respect to any demand, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Securities of a series may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstand-ing Securities of that series. (Section 1404)

          Any resolution passed or decision taken at any meeting of holders of Securities of any series duly held in accordance with the Indenture will be binding on all holders of Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvening meeting, will be persons holding or representing a majority in principal amount of the Outstanding Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than 66-2/3% in principal amount of the Outstanding Securities of a series, the persons holding or representing 66-2/3% in principal amount of the Outstanding Securities of such series will constitute a quorum. (Section 1404)

          The holders of at least 66-2/3% in principal amount of Securi-ties of any series may waive compliance by the Company with any term, provision or condition regarding corporate existence
     (Section 1004), maintenance of properties (Section 1005), limita-tion on liens (Section 1006) and limitation on sale and lease-
     back (Section 1007) before the time for such compliance. (Section
     1009)

     EVENTS OF DEFAULT

          An event of default with respect to Securities of any series is defined in the Indenture as being: (i) default for 30 days in payment of any interest on such series of Securities; (ii) default in payment of principal of or premium, if any, on such series of Securities; (iii) default in the deposit of any sinking fund payment on such series of Securities; (iv) default by the Company in the payment of any indebtedness for borrowed money which has not been cured or waived, the outstanding principal amount of which at the time of such default is equal to or in excess of $25,000,000; (v) default for 60 days after notice in performance of any other covenant in the Indenture; and (vi) certain events in bankruptcy, insolvency or reorganization of the Company. (Section 501) The Indenture provides that the Trustee may withhold notice to the holders of Securities of a series issued thereunder of any default with respect to such series (except in payment of principal of, or interest or premium, if any, on, such series) if the Trustee considers it in the interest of such holders to do so. (Section 602) The Indenture provides that, if an event of default specified therein shall have hap-pened and be continuing, with respect to Securities of any series, either the Trustee or the holders of 25% in principal amount of the Securities of such series, then outstanding there-under, may declare the principal of all the Securities of such series to be due and payable, but in certain cases the holders of a majority in principal amount of the Securities of such series then outstanding may rescind and annul such declaration and its consequences. (Section 502)

          The Company will be required to furnish to the Trustee annually an Officers' Certificate as to any default in the performance by the Company of certain of its obligations under the Indenture. (Section 1008)

          Reference is made to the Prospectus Supplement or Supple-ments relating to each series of Securities offered which are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

          Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders of the Securities unless such holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provision for indemnification, the holders of a majority in principal amount of the Securities of any series, at the time outstanding shall have the right to waive certain past defaults (except a default in the payment of principal, premium, if any, or inter-est, if any, or a provision which cannot be modified or amended without the consent of the holder of each Outstanding Security of a series affected) and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee shall have the right to decline to follow any such direction if the action so directed may not lawfully be taken or conflicts with the Indenture. (Sections 512 and 513) The Trustee shall be fully protected in respect of any action taken, suffered or omitted with respect to the Indenture made in good faith and in reliance upon the written advice or opinion of counsel.

          No holder of a Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (1) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of that series, (ii) the holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a holder of a Security for the enforcement of payment of the principal of or any premium or interest on such Security on or after the applicable due date specified in such Security. (Section 508)

     CONCERNING THE TRUSTEES

          The Prospectus Supplement will set forth the Trustee desig-nated for the series of the Securities offered thereby and such Trustee's relationships with the Company. Each of Bankers Trust Company and The First National Bank of Chicago provides, and any other trustee designated by the Company may provide, various banking services to the Company in the ordinary course of busi-ness. Certain of the banks are, and any other trustee designated by the Company may be, one of the lenders or a co-agent for various other banks under the Company's revolving credit arrange-ments.

                            PLAN OF DISTRIBUTION

          The Company may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such pre-vailing market prices or at negotiated prices.

          In connection with the sale of Securities, underwriters, dealers or agents may receive compensation from the Company in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the 1933 Act. Any such under-writer or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

          All Securities will be a new issue of securities with no established trading market. Any underwriters to whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquid-ity of the trading market for any Securities.

          Bearer Securities are subject to U.S. tax law requirements and may not be offered, sold or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Terms used in this paragraph have the meanings given to them by the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribu-tion of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act.

                           VALIDITY OF SECURITIES

          The validity of the Securities offered will be passed upon for the Company by its Assistant Secretary and Associate General Counsel and Skadden, Arps, Slate, Meagher & Flom LLP or by such other counsel specified in the applicable Prospectus Supplement. The Assistant Secretary and Associate General Counsel has options to acquire less than 1% of the outstanding common stock of the Company.

                                  EXPERTS

          The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The expenses in connection with the issuance and distribu-tion of the securities being registered, other than underwriting compensation, are:

          Filing Fee For Registration Statement. .   $166,667
          Legal Fees and Expenses  . . . . . .         75,000*
          Accounting Fees and Expenses . . . .         60,000*
          Trustee's Fees and Expenses (including
            counsel fees)  . . . . . . . . . .         10,000*
          Blue Sky Fees and Expenses . . . . .          5,000*
          Rating Agency Fees . . . . . . . . .        160,000*
          Printing Fees  . . . . . . . . . . .         15,000*
          Miscellaneous  . . . . . . . . . . .         23,333*
               Total . . . . . . . . . . . . .       $515,000*

     *  Estimated.

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 2 of Article V of the Regulations of the Registrant provides for the indemnification by the Registrant of its offi-cers, directors, employees and others against certain liabilities and expenses. Such provision provides different treatment for
     (i) cases other than those involving actions or suits by or in the right of the Registrant and (ii) cases involving actions or suits by or in the right of the Registrant. In the first catego-ry, the Registrant indemnifies each director, officer, employee and agent of the Registrant and each person who serves another organization at the request of the Registrant, against expenses, including attorneys' fees, judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was in such position or so serving, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any matter the subject of a criminal action, suit, or proceeding, if such person had no reasonable cause to believe that such person's conduct was unlawful. In the second category, the Registrant indemnifies each director, officer, employee and agent of the Registrant and each person who serves another organization at the request of the Registrant, against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor, by reason of the fact that such person is or was in such position or so serving, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Registrant unless and only to the extent that a court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Any such indemnification, unless ordered by a court, may be made by the Registrant only as autho-rized in the specific case upon a determination that indemnifica-tion of such person is proper in the circumstances because such person has met the applicable standard of conduct. Such determi-nation must be made (a) by a majority vote of a quorum consisting of directors of the Registrant who were not and are not parties to or threatened with any such action, suit, or proceeding, or
     (b), if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, or (c) by the shareholders, or (d) by the Court of Common Pleas or the court in which such action, suit or proceeding was brought. Any determination made by the disinterested directors or by independent legal counsel must be promptly communicated to the person who threatened or brought an action or suit by or in the right of the Registrant and such person may, within ten days, petition an appropriate court to review the reasonableness of such determination.

          To the extent that a person covered by the indemnification provisions of the Regulations has been successful on the merits or otherwise in defense of any action referred to above, indemni-fication of such person against expenses is mandatory.

          The Regulations also provide that expenses, including attorneys' fees, amounts paid in settlement, and (except in the case of an action by or in the right of the Registrant) judg-ments, decrees, fines and penalties incurred in connection with any potential, threatened, pending or completed action or suit by any person by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving another organization at the request of the Registrant may be paid or reimbursed by the Registrant, as authorized by the Board of Directors upon a determination that such payment or reimbursement is in the best interests of the Registrant.

          The Regulations also provide that, with certain limited exceptions, a director will be liable in damages for any action he takes or fails to take as a director only if it is proved by clear and convincing evidence that such action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Registrant or undertaken with reckless disregard for the best interests of the Registrant. The Regula-tions also provide that, with certain limited exceptions, expens-es incurred by a director in defending an action must be paid by the Registrant as they are incurred in advance of the final disposition, if the director agrees (i) to repay such advances if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Registrant or undertaken with reckless disregard for the Registrant's best interests and
     (ii) to reasonably cooperate with the Registrant concerning the action.

          The Registrant has entered into indemnification agreements with its directors. The agreements provide that the Registrant will promptly indemnify each director to the fullest extent permitted by applicable law and that the Registrant will advance expenses under the circumstances permitted by Ohio law. The agreements also provide that the Registrant is to take certain actions upon the occurrence of certain events which represent a change in control of the Registrant, including establishment of a $10 million escrow account as security for certain of the Registrant's indemnification obligations. While not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements do require that the directors be provided with the maximum coverage if such insurance is main-tained and that, in the event of any reduction in, or cancella-tion of, present directors' and officers' liability insurance coverage, the Registrant will stand as self-insurer with respect to the coverage not retained and will indemnify the directors against any loss resulting from any reduction in, or cancellation of, such insurance coverage. The agreements also provide that the Registrant may not bring any action against a director more than two years (or such shorter period as may be applicable under the law) after the date a cause of action accrues.

          The Registrant purchased, effective for the period from August 1, 1996 through August 1, 1997, insurance policies under which the insurers reimburse the Registrant, subject to the terms and conditions of the insurance policies, for the Registrant's obligation of indemnifying officers and directors. The insurers have agreed to reimburse the Registrant for loss amounts arising from any claim or claims which are first made against directors or officers of the Registrant and reported to the insurers during the policy period for any alleged wrongful act in their respec-tive capacities as directors or officers of the Registrant, but only when and to the extent that the Registrant has indemnified such directors or officers for such loss pursuant to law, common or statutory, or contract, or the articles of incorporation or regulations of the Registrant which determine such rights of indemnity. This reimbursement is in excess of a $500,000 reten-tion for loss arising from claims alleging the same wrongful act or related wrongful acts and is subject to a maximum amount of $100,000,000, including excess policies.

          In conjunction with the above described insurance, the Registrant maintains insurance to protect the individual director or officer against specified expenses and liabilities with respect to which the Registrant does not provide indemnification. The individual coverage is subject to the same maximum liability provisions as described above with no deductible.

     ITEM 16.  EXHIBITS.

     1.1 (a) -- Underwriting Agreement Standard Provisions dated as of
                November --, 1996.  To be filed by amendment or an exhibit to a Current Report of The Mead Corporation on Form 8-K
                and incorporated herein by reference.
     1.1 (b) -- Form of Pricing Agreement.  To be filed by amendment or an exhibit to a Current Report of The Mead Corporation on Form 8-K and incorporated herein by reference.
     1.2     -- Agency Agreement. To be filed by amendment or an exhibit to a Current Report of The Mead Corporation on Form 8-K
                and incorporated herein by reference.
     4   (a) -- Indenture dated as of July 15, 1982 between The Mead Corpora-
                tion and Bankers Trust Company, including the form of Security (incorporated by reference to Exhibit 4(a) to Amendment No. 2 to Registration Statement No. 2-77811 and qualified under the Trust Indenture Act of 1939 in connection with such Registra-tion Statement).
        (b) -- First Supplemental Indenture dated as of March 1, 1987 to the Indenture dated as of July 15, 1982 between The Mead Corpora-tion and Bankers Trust Company (incorporated by reference to
                Exhibit 4(b) to Registration Statement No. 33-12634).
        (c) -- Second Supplemental Indenture dated as of October 15, 1989 to the Indenture dated as of July 15, 1982 between The Mead Corporation and Bankers Trust Company.
        (d) -- Third Supplemental Indenture dated as of November 15, 1991 between The Mead Corporation and Bankers Trust Company.
        (e) -- Indenture dated as of February 1, 1993 between The Mead Corpo-ration and The First National Bank of Chicago, including form of Security (incorporated by reference to Exhibit (4)(iii) to Form 10-K for the year ended December 31, 1992 and qualified under the Trust Indenture Act of 1939 in connection with Registration Statement No. 33-43994).
        (f) -- Form of Indenture between The Mead Corporation and other trustees, including form of Security (incorporated by refer-ence to Exhibit 4(e) to Registration Statement No. 33-43994 and qualified under the Trust Indenture Act of 1939 in connec-tion with such Registration Statement).
       5 (a) -- Opinion and consent of David L. Santez, Assitant Secretary and
                Associate General Counsel.
         (b) -- Opinion and consent of Skadden, Arps, Slate, Meagher & Flom
                LLP.
     12      -- Calculation of Ratio of Earnings to Fixed Charges.
     23  (a) -- Consent of Deloitte & Touche LLP.
         (b) -- Consent of David L. Santez (contained in opinion filed as
                Exhibit 5(a) hereto).
         (c) -- Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                (contained in opinion filed as Exhibit 5(b) hereto).
     24      -- Power of Attorney (contained on page II-5 hereto).
     25  (a) -- Form T-1 of Bankers Trust Company.
         (b) -- Form T-1 of The First National Bank of Chicago.

     ITEM 17.  UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or
               events arising after the effective date of the regis-tration statement (or the most recent post-effective amendment thereof) which, individually or in the aggre-gate, represent a fundamental change in the information set forth in the registration statement. Notwithstand-ing the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflect-ed in the form of the prospectus filed with the Commis-sion pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration state-ment;

          Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effec-tive amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effec-tive amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being regis-tered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incor-porated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forego-ing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.


                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on the 14th day of November, 1996.

                                      THE MEAD CORPORATION

                                      BY   /s/ Steven C. Mason
                                         _________________________________
                                              (STEVEN C. MASON)
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                             POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven C. Mason, William R. Graber, and Gregory T. Geswein, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securi-ties as the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the follow-ing persons in the capacities stated below and on the 14th day of November, 1996.

          SIGNATURE                            CAPACITY
          ---------                            --------
     /s/ Steven C. Mason              Director, Chairman and
      (STEVEN C. MASON)               Chief Executive Offi-
                                      cer (principal execu-
                                      tive officer)

     /s/ William R. Graber            Vice President and
     (WILLIAM R. GRABER)              Chief Financial Offi-
                                      cer (principal finan-
                                      cial officer)

     /s/ Gregory T. Geswein           Controller (principal
     (GREGORY T. GESWEIN)             accounting officer)

     /s/ John C. Bogle                Director
     (JOHN C. BOGLE)

      /s/ John G. Breen               Director
       (JOHN G. BREEN)

     /s/ William E. Hoglund           Director
     (WILLIAM E. HOGLUND)

     /s/ James G. Kaiser              Director
     (JAMES G. KAISER)

     /s/ John A. Krol                 Director
      (JOHN A. KROL)

                                      Director
       (SUSAN A. KROPF)


     /s/ Charles S. Mechem, Jr.       Director
     (CHARLES S. MECHEM, JR.)

     /s/ Paul F. Miller, Jr.          Director
    (PAUL F. MILLER, JR.)

    /s/ Thomas B. Stanley, Jr.        Director
    (THOMAS B. STANLEY, JR.)

    /s/ Lee J. Styslinger, Jr.        Director
    (LEE J. STYSLINGER, JR.)

    /s/ Jerome F. Tatar               Director
    (JEROME F. TATAR)


                                  EXHIBIT INDEX
     EXHIBIT                                                              PAGE
     -------                                                              ----
     1.1 (a) -- Underwriting Agreement Standard Provisions dated as of
                November   , 1996.  To be filed by amendment or an exhibit
                to a Current Report of The Mead Corporation on Form 8-K
                and incorporated herein by reference.
     1.1 (b) -- Form of Pricing Agreement.  To be filed by amendment or an exhibit to a Current Report of The Mead Corporation on
                Form 8-K and incorporated herein by reference.
     1.2     -- Agency Agreement. To be filed by amendment or an exhibit to a Current Report of The Mead Corporation on Form 8-K
                and incorporated herein by reference.
     4   (a) -- Indenture dated as of July 15, 1982 between The Mead Corpora-
                tion and Bankers Trust Company, including the form of Security (incorporated by reference to Exhibit 4(a) to Amendment No. 2 to Registration Statement No. 2-77811 and qualified under the Trust Indenture Act of 1939 in connection with such Registra-tion Statement).
        (b) -- First Supplemental Indenture dated as of March 1, 1987 to the Indenture dated as of July 15, 1982 between The Mead Corpora-tion and Bankers Trust Company (incorporated by reference to
                Exhibit 4(b) to Registration Statement No. 33-12634).
        (c) -- Second Supplemental Indenture dated as of October 15, 1989 to the Indenture dated as of July 15, 1982 between The Mead Corporation and Bankers Trust Company.
        (d) -- Third Supplemental Indenture dated as of November 15, 1991 between The Mead Corporation and Bankers Trust Company.
        (e) -- Indenture dated as of February 1, 1993 between The Mead Corpo-ration and The First National Bank of Chicago, including form of Security (incorporated by reference to Exhibit (4)(iii) to Form 10-K for the year ended December 31, 1992 and qualified under the Trust Indenture Act of 1939 in connection with Registration Statement No. 33-43994).
        (f) -- Form of Indenture between The Mead Corporation and other trustees, including form of Security (incorporated by refer-ence to Exhibit 4(e) to Registration Statement No. 33-43994 and qualified under the Trust Indenture Act of 1939 in connec-tion with such Registration Statement).
       5 (a) -- Opinion and consent of David L. Santez, Assitant Secretary and
                Associate General Counsel.
         (b) -- Opinion and consent of Skadden, Arps, Slate, Meagher & Flom
                LLP.
     12      -- Calculation of Ratio of Earnings to Fixed Charges.
     23  (a) -- Consent of Deloitte & Touche LLP.
         (b) -- Consent of David L. Santez (contained in opinion filed as
                Exhibit 5(a) hereto).
         (c) -- Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                (contained in opinion filed as Exhibit 5(b) hereto).
     24      -- Power of Attorney (contained on page II-5 hereto).
     25  (a) -- Form T-1 of Bankers Trust Company.
         (b) -- Form T-1 of The First National Bank of Chicago.